Exhibit 99.3

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AND

STATEMENTS OF OPERATIONS

On November 15, 2013, Altisource Portfolio Solutions S.A. (“Altisource” or “Parent”) and its wholly-owned subsidiary, Altisource Solutions S.à r.l. (“Altisource S.à r.l.” or the “Purchaser”), completed the acquisition of all of the outstanding limited liability company interests of Equator, LLC, a California limited liability company (“Equator”), pursuant to the previously reported Purchase and Sale Agreement dated as of August 19, 2013 (the “Purchase Agreement”) by and among Parent, the Purchaser, Christopher L. Saitta, Mark A. McKinley and various trusts created by and for the benefit of Saitta’s and McKinley’s families (collectively, the “Sellers”).

Pursuant to the terms of the Purchase Agreement, the Purchaser paid approximately $63.4 million at closing in cash (net of closing working capital adjustments), subject to certain post-closing adjustments based on current assets and current liabilities of Equator at closing, to be settled within 90 days of the closing date.  Additionally, the Purchase Agreement provides for the payment of up to $80.0 million in potential additional consideration (the “Earn Out”).  The Earn Out consideration is determined based on Equator Adjusted EBITA (as defined in the Purchase Agreement) in the three consecutive 12-month periods following closing.  Up to $22.5 million of the Earn Out consideration can be earned in each of the first two 12-month periods, and up to $35.0 million can be earned in the third 12-month period.  The Purchaser may, in its discretion, pay up to 20% of each payment of any Earn Out consideration in shares of Parent restricted stock, with the balance to be paid in cash.  The transaction referred to above is collectively referred to as the “Equator Acquisition.”

On April 12, 2013, Altisource S.à r.l. entered into an agreement (the “ResCap Agreement”) with Ocwen Financial Corporation and its wholly-owned subsidiary, Ocwen Mortgage Servicing, Inc. (collectively, “Ocwen”), to establish additional terms related to existing services arrangements between Altisource S.à r.l. and Ocwen in connection with Ocwen’s acquisition of certain mortgage servicing platform assets of Residential Capital, LLC (the “ResCap Business”).  The ResCap Agreement together with the existing services agreements and their amendments are collectively referred to as the Master Services Agreements.  Altisource S.à r.l. paid $128.8 million to Ocwen in connection with this transaction.

On March 29, 2013, Altisource S.à r.l., together with its subsidiaries, acquired certain fee-based businesses associated with Ocwen’s acquisition of Homeward Residential, Inc. (“Homeward”) (the “Homeward Acquisition”).  As part of the Homeward Acquisition, Ocwen agreed not to develop similar fee-based businesses that would directly or indirectly compete with services provided by Altisource S.à r.l. relative to the Homeward servicing portfolio.  Additionally, the terms of certain service agreements between Altisource S.à r.l. and Ocwen were amended to extend the term from 2020 to August 2025.  Altisource S.à r.l. paid $75.8 million, after a working capital and net income adjustment.

The unaudited pro forma combined statement of operations of Altisource that reflected the effect of the Homeward Acquisition were provided in Altisource’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission (“SEC”) on June 12, 2013.  The unaudited pro forma combined statement of operations combined the consolidated results of operations of Altisource for the year ended December 31, 2012 and the combined results of operations of the Homeward fee-based businesses for the year ended September 30, 2012 and was presented as if the Homeward Acquisition had occurred on January 1, 2012. An unaudited pro forma combined balance sheet was not included as the Homeward Acquisition was already reflected in Altisource’s consolidated balance sheet as of March 31, 2013 as reported in its Quarterly Report on Form 10-Q filed with the SEC on April 25, 2013.

The unaudited pro forma combined balance sheet and statement of operations of Altisource that reflected the effect of the ResCap Agreement were provided in Altisource’s Current Report on Form 8-K/A filed with the SEC on June 26, 2013.  The unaudited pro forma combined balance sheet combined the consolidated balance sheets of Altisource, including the pro forma effect of the Homeward Acquisition, and Executive Trustee Services, LLC, a wholly-owned subsidiary of ResCap, (“ETS”) as of December 31, 2012 and is presented as if the ResCap Agreement had been executed on December 31, 2012.  The unaudited pro forma combined statement of operations combined the consolidated results of operations of Altisource, including the pro forma effect of the Homeward Acquisition, and ETS for the year ended December 31, 2012 and was presented as if the ResCap Agreement had been executed on January 1, 2012.

The unaudited pro forma combined balance sheet as of September 30, 2013 presented herein combines the consolidated balance sheet of Altisource, which includes the effect of the ResCap Agreement and the Homeward Acquisition, and the balance sheet of Equator as of September 30, 2013 and is presented as if the Equator Acquisition has been executed on September 30, 2013.  The unaudited pro forma combined statements of operations combines the consolidated results of operations of Altisource, including the pro forma effect of the ResCap Agreement and the Homeward Acquisition, and the results of operations of Equator for the nine months ended September 30, 2013 and the year ended December 31, 2012 and are presented as if the Equator Acquisition had occurred on January 1, 2013 and January 1, 2012, respectively.

The historical consolidated financial information of Altisource and Equator have been adjusted in the unaudited pro forma combined balance sheet and statements of operations to give effect to pro forma events that are (1) directly attributable to the Equator Acquisition, (2) factually supportable and (3) expected to have a continuing impact on the combined results.  The unaudited pro forma combined balance sheet and statements of operations should be read in conjunction with the accompanying notes thereto.  In addition, the unaudited pro forma balance sheet and combined statements of operations were based on, and should be read in conjunction with, the:

•                  Historical audited consolidated financial statements of Altisource as of and for the year ended December 31, 2012 and the related notes that are included in its Annual Report on Form 10-K filed with the SEC on February 13, 2013;

•                  Unaudited pro forma statement of operations of Altisource, including the Homeward fee-based businesses, for the year ended December 31, 2012 and the related notes that are included in its Current Report on Form 8-K/A filed with the SEC on June 12, 2013;

•                  Unaudited pro forma balance sheet and statement of operations of Altisource, including the Homeward fee-based businesses and ETS, as of and for the year ended December 31, 2012 and the related notes that are included in its Current Report on Form 8-K/A filed with the SEC on June 26, 2013;

•                  Historical unaudited condensed consolidated financial statements of Altisource as of and for the nine months ended September 30, 2013 and the related notes that are included in its Quarterly Report on Form 10-Q filed with the SEC on October 24, 2013;

•                  Historical audited financial statements of Equator as of and for the year ended December 31, 2012 and the related notes that are included herein as Exhibit 99.1; and

•                  Historical unaudited interim financial statements of Equator as of and for the nine months ended September 30, 2013 and the related notes that are included herein as Exhibit 99.2.

The unaudited pro forma combined balance sheet and statements of operations are provided for informational purposes only and are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the Equator Acquisition and Homeward Acquisition been completed and the ResCap Agreement executed as of the dates indicated because of differences in business practices and cost structure between Altisource and Equator.  In addition, the unaudited pro forma combined balance sheet and statements of operations do not purport to project the future operating results of the combined companies nor do they reflect expected realization of any cost savings associated with the Equator Acquisition.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

Unaudited Pro Forma Combined Balance Sheet

September 30, 2013

(Dollars in thousands)

			Pro forma
	Altisource	Equator	adjustments	Altisource
	historical	historical	(Note 2)	pro forma
ASSETS

Current assets:
Cash and cash equivalents	$212,585	$1,629	$(65,008)	$149,206
Accounts receivable, net	83,851	14,506	(5,213)	93,144
Prepaid expenses and other current assets	13,760	643	311	14,714
Deferred tax assets, net	1,775	—	—	1,775
Total current assets	311,971	16,778	(69,910)	258,839
Premises and equipment, net	59,464	3,688	13,286	76,438
Deferred tax assets, net	4,073	—	—	4,073
Intangible assets, net	242,088	—	43,393	285,481
Goodwill	14,915	—	82,460	97,375
Other assets	15,243	299	(57)	15,485
Total assets	$647,754	$20,765	$69,172	$737,691

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$66,848	$9,366	$(2,134)	$74,080
Deferred revenue	—	40,803	(4,114)	36,689
Current portion of long-term debt	4,000	—	—	4,000
Current portion of capital lease obligations	—	488	(488)	—
Other current liabilities	9,371	216	(216)	9,371
Total current liabilities	80,219	50,873	(6,952)	124,140
Long-term debt, less current portion	392,708	—	—	392,708
Long-term capital lease obligations, less current portion	—	670	(670)	—
Earn-out consideration	—	—	46,016	46,016
Other non-current liabilities	1,296	—	—	1,296

Commitments and contingencies

Equity:
Common stock	25,413	—	—	25,413
Additional paid-in capital	88,949	—	—	88,949
Retained earnings — Altisource	209,783	—	—	209,783
Treasury stock, at cost	(151,861)	—	—	(151,861)
Altisource equity	172,284	—	—	172,284

Non-controlling interests	1,247	—	—	1,247
Members’ deficit	—	(30,778)	30,778	—
Total equity	173,531	(30,778)	30,778	173,531
Total liabilities and equity	$647,754	$20,765	$69,172	$737,691

See accompanying notes to unaudited pro forma balance sheet and statements of operations.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

Unaudited Pro Forma Combined Statement of Operations

Nine months ended September 30, 2013

(Dollars in thousands, except per share data)

	Unaudited Altisource
	pro forma, including	Equator	Pro forma	Note	Altisource
	Homeward and ETS	historical	adjustments	3	pro forma

Revenue	$579,263	$44,786	$—		$624,049

Cost of revenue:
Cost of revenue	362,290	36,801	—		399,091
Total cost of revenue	362,290	36,801	—		399,091

Gross profit	216,973	7,985	—		224,958
Selling, general and administrative expenses	91,957	12,409	3,928	A	108,294

Income from operations	125,016	(4,424)	(3,928)		116,664
Other income (expense), net:
Interest expense, net	(14,368)	—	—		(14,368)
Other income (expense), net	529	(38)	—		491
Total other income (expense), net	(13,839)	(38)	—		(13,877)

Income before income taxes and non-controlling interests	111,177	(4,462)	(3,928)		102,787
Income tax (provision) benefit	(6,671)	(353)	856	B	(6,168)

Net income (loss)	104,506	(4,815)	(3,072)		96,619
Net income (loss) attributable to non-controlling interests	(3,093)	—	—		(3,093)

Net income (loss) attributable to Altisource	$101,413	$(4,815)	$(3,072)		$93,526

Earnings per share:
Basic	$4.37				$4.03
Diluted	$4.05				$3.73

Weighted average shares outstanding:
Basic	23,185				23,185
Diluted	25,070				25,070

See accompanying notes to unaudited pro forma balance sheet and statement of operations.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

Unaudited Pro Forma Combined Statement of Operations

Year ended December 31, 2012

(Dollars in thousands, except per share data)

	Unaudited Altisource
	pro forma, including	Equator	Pro forma	Note	Altisource
	Homeward and ETS	historical	adjustments	3	pro forma

Revenue	$714,210	$67,624	$—		$781,834

Cost of revenue:
Cost of revenue	418,582	58,825	—		477,407
Total cost of revenue	418,582	58,825	—		477,407

Gross profit	295,628	8,799	—		304,427
Selling, general and administrative expenses	122,905	17,260	5,237	A	145,402

Income from operations	172,723	(8,461)	(5,237)		159,025
Other income (expense), net:
Interest expense, net	(12,783)	(2)	—		(12,785)
Other income (expense), net	(1,585)	(2)	—		(1,587)
Total other income (expense), net	(14,368)	(4)	—		(14,372)

Income before income taxes and non-controlling interests	158,355	(8,465)	(5,237)		144,653
Income tax (provision) benefit	(11,101)	(52)	1,013	B	(10,140)

Net income (loss)	147,254	(8,517)	(4,224)		134,513
Net income (loss) attributable to non-controlling interests	(5,284)	—	—		(5,284)

Net income (loss) attributable to Altisource	$141,970	$(8,517)	$(4,224)		$129,229

Earnings per share:
Basic	$6.08				$5.53
Diluted	$5.69				$5.18

Weighted average shares outstanding:
Basic	23,358				23,358
Diluted	24,962				24,962

See accompanying notes to unaudited pro forma balance sheet and statement of operations.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.

Notes to Unaudited Pro Forma Balance Sheet and Statements of Operations

(Dollars in thousands)

1.              Equator Acquisition

Management has prepared a preliminary purchase price allocation and assigned associated asset lives based upon available information at the time of closing.  This preliminary allocation and assessment of asset lives will be revised as additional information about the fair value of the assets and liabilities becomes available but will not exceed 12 months from the acquisition date.

The preliminary allocation of the purchase price is estimated as follows:

Accounts receivable	$9,293
Prepaid expenses and other current assets	954
Premises and equipment	16,974
Customer relationships and trade names	43,393
Goodwill	82,460
Other non-current assets	242
Assets acquired	153,316
Accounts payable and accrued expenses	(7,232)
Deferred revenue	(36,689)
Liabilities assumed	(43,921)
Purchase price	109,395
Less fair value of earn-out consideration	(46,016)
Cash paid at closing	$63,379

The estimated lives of long-lived assets acquired are:

Estimated life (in years)
Premises and equipment (excluding internally developed software)	3 - 5
Internally developed software (included in premises and equipment)	7
Customer relationships	7 - 15
Trade names	4

2.              Unaudited Pro Forma Combined Balance Sheet

The unaudited pro forma combined balance sheet gives effect to the Equator Acquisition as if it had been executed on September 30, 2013.  The pro forma adjustments to the Altisource unaudited pro forma combined balance sheet are to adjust the Equator historical financial statements to the amounts recorded in purchase accounting detailed in Note 1 above.  The Equator Acquisition was funded by cash on hand.

3.              Unaudited Pro Forma Combined Statements of Operations

The unaudited pro forma combined statements of operations give effect to the Equator Acquisition as if it had been executed on January 1, 2013 with respect to the nine months ended September 30, 2013 and January 1, 2012 with respect to the year ended December 31, 2012.  The pro forma adjustments to the Altisource unaudited pro forma combined statements of operations are based on the following adjustments to the historical consolidated statement of operations of Altisource and the historical statement of operations of Equator:

Nine months ended September 30, 2013

A.            To record amortization expense of $3,928 related to the acquired intangible assets.

B.            To reduce the income tax provision by $856 to adjust the provision to reflect a combined international, federal and state effective tax rate of 6.00%.  We used the effective tax rate rather than our statutory tax rate of 29.2% because of the effect of the favorable tax ruling received by Altisource in June 2010, differing tax rates in multiple jurisdictions, changes in valuation allowance and minority interest.

Year ended December 31, 2012

A.            To record amortization expense of $5,237 related to the acquired intangible assets.

B.            To reduce the income tax provision by $1,013 to adjust the provision to reflect a combined international, federal and state effective tax rate of 7.01%.  We used the effective tax rate rather than our statutory tax rate of 28.8% because of the effect of the favorable tax ruling received by Altisource in June 2010, differing tax rates in multiple jurisdictions, changes in valuation allowance and minority interest.